Exhibit 4.1

FACTSET RESEARCH SYSTEMS INC.

as Issuer

DEBT SECURITIES

INDENTURE

DATED AS OF MARCH 1, 2022

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.3; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.6
	(b)	10.3
	(c)	10.3
313	(a)	7.6
	(b)(1)	7.6
	(b)(2)	7.6; 7.7
	(c)	7.6; 10.2
	(d)	7.6
314	(a)	4.2; 10.5
	(a)(4)	4.3; 10.5
	(b)	N.A.
	(c)(1)	10.4
	(c)(2)	10.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	10.5
	(f)	N.A.
315	(a)	7.1
	(b)	1.1, 7.5; 10.2
	(c)	7.1
	(d)	7.1
	(e)	6.10
316	(a)(1)(A)	6.4
	(a)(1)(B)	9.2
	(a)(2)	N.A.
	(a) (last sentence)	2.10
	(b)	6.6
	(c)	2.14
317	(a)(1)	6.7
	(a)(2)	6.8
	(b)	2.4; 2.5
318	(a)	10.1

_____________
N.A. means not applicable.
* This Cross-Reference Table is not part of the Indenture.
i

TABLE OF CONTENTS

This Indenture, dated as of March 1, 2022, is by and among FactSet Research Systems Inc., a Delaware corporation (the “Issuer”), and U.S. Bank Trust Company, National Association, a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”) to be issued from time to time in one or more series as provided in this Indenture.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“Agent” means any Registrar, Paying Agent or other agent appointed hereunder with respect to one or more series of Securities.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of such Board of Directors or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means each day which is not a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York or the city in which the Corporate Trust Office of the Trustee is located.

“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person. The amount of obligations with respect to any Capital Lease shall be the amount thereof recorded as a liability on the balance sheet of such Person prepared in conformity with GAAP.

“Capital Stock” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing; provided that “Capital Stock” shall not include any Debt convertible into or exchangeable for any of the foregoing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission or any successor commission or agency.

“Consolidated Total Assets” means, as of any date, the total assets of the Issuer and its Subsidiaries as of such date, determined on a consolidated basis in conformity with GAAP.

“Corporate Trust Office of the Trustee” shall be the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 185 Asylum Street, 27th Floor, Hartford, CT 06103-3452, Attention: Global Corporate Trust and Custody, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Agreement” means the Credit Agreement dated as of March 1, 2022, among the Issuer, the Borrowing Subsidiaries party thereto, the Lenders party thereto and PNC Bank, National Association, as the Administrative Agent.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt” means, with respect to any Person on any date of determination obligations of such person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.7 hereof, except that such security shall not bear the Global Security Legend.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, a depositary institution hereinafter appointed by the Issuer with respect to the Securities of such series, until a successor shall have been appointed and become such pursuant to Section 2.7 hereof, and, thereafter, “Depositary” shall mean or include such successor.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fitch” means Fitch Ratings, Inc. and its subsidiaries, or any successors to the rating agency business thereof.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the  American Institute of Certified Public Accountants (or any successor thereto), the statements and  pronouncements of the Financial Accounting Standards Board (or any successor thereto) or the statements and pronouncements of the Commission, in each case applicable to companies subject to reporting under Section 13 or 15(d) of the Exchange Act. Unless otherwise specified, all computations, contained in this Indenture will be computed in conformity with GAAP.  At any time after the Issue Date, the Issuer may elect to apply International Financial Reporting Standards as issued by the International Accounting Standards Board or any successor thereto applicable to companies subject to reporting under Section 13 or 15(d) of the Exchange Act (“IFRS”) in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any calculation or determination in this Indenture that  requires the application of GAAP for periods that include fiscal quarters ended prior to Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.

“given,” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (i) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary (or its designee), including by electronic mail in accordance with accepted practices or procedures at the Depositary (or its designee) (in the case of a Global Security) or (ii) sent to such Holder by first class mail or by overnight air courier promising next Business Day delivery, in each case prepaid, at its address or by electronic transmission at its email address as it appears on the Security Register, in each case in accordance with Section 10.2. Notice so “given” shall be deemed to include any notice to be “mailed” “sent” or “delivered,” as applicable, under this Indenture.

“Global Security” means a Security that is issued in global form in the name of the Depositary (or its nominee).

“Global Security Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Securities, or any successor entity thereto.

“Global Security Legend” means the legend identified as such in Section 2.7(d) hereto which is required to be placed on all Global Securities issued under this Indenture.

“Government Obligations” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States of America pledges its full faith and credit.

“Guarantee” with respect to Securities of any series which the Issuer shall determine will be guaranteed by another Person, means the unconditional and unsubordinated guarantee by a Guarantor of the due and punctual payment of principal of and interest on a series of Securities when and as the same shall become due and payable, whether at the stated maturity, by acceleration, call for redemption, required repurchase or otherwise in accordance with the terms of the Securities of such series and this Indenture.

“Guarantor” shall mean any Person providing a Guarantee of the Securities of any series pursuant to this Indenture.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“IFRS” has the meaning given to it under the definition of “GAAP.”

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence,” when used as a noun, shall have a correlative meaning.

“Indenture” means this Indenture, as amended or supplemented from time to time pursuant to the provisions hereof, and includes the terms of a particular series of Securities established as contemplated by Section 2.1.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Issuer or any Subsidiary of the Issuer, including inventions, designs, patents, copyrights, trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other similar data or information, software platforms and databases and all embodiments or fixations thereof and related documentation, all additions, improvements and accessions to any of the foregoing and all registrations for any of the foregoing.

“Interest Payment Date” means, with respect to any Security, the date specified in such Security as the fixed date on which an installment of interest on such Security is due and payable.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent), in the case of Moody’s, BBB- (or the equivalent), in the case of S&P or Fitch, or an equivalent rating, in the case of any other applicable Rating Agency.

“Issue Date” means, with respect to Securities of a series, the date on which the initial Securities of such series are originally issued under this Indenture.

“Issuer” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor thereto.

“Issuer Order” means a written order signed in the name of the Issuer by two Officers of the Issuer.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“Maturity” means, with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Officer” means the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, the Principal Accounting Officer, the Treasurer, the Assistant Treasurer, the Chief Strategy Officer, the Secretary or any Assistant Secretary of the Issuer. Officer of any Subsidiary has a correlative meaning.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Principal Accounting Officer, the Chief Strategy Officer, the Secretary or any Assistant Secretaries.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee (who may be an employee of or counsel to the Issuer), subject to customary assumptions and qualifications.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.2.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, covenant defeasance or similar payment with respect to, any Securities on behalf of the Issuer.

“Permitted Encumbrances” means:

(1)
Liens imposed by law for taxes that are immaterial, are not overdue by more than 60 days or are being contested in good faith by appropriate proceedings and for which the Issuer or such Subsidiary has set aside on its books reserves with respect thereto to the extent required by GAAP;

(2)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other Liens imposed by law (other than any Lien imposed pursuant to Section 430(k) or 4068 of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code), arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in good faith by appropriate proceedings;

(3)
Liens incurred (i) in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws, environmental laws or similar legislation, (ii) to secure liabilities to insurance carriers under insurance or self-insurance arrangements in respect of obligations of the type set forth in clause (i) above or (iii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Issuer or any or its Subsidiaries supporting obligations of the type set forth in clause (i) above;

(4)
Liens incurred (i) to secure the performance of bids, tenders, leases, statutory obligations, surety, stay, customs and appeal bonds and performance bonds, government contracts, trade contracts (other than for Debt) and other obligations of a like nature, in each case in the ordinary course of business and (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Issuer or any of its Subsidiaries supporting obligations of the type set forth in clause (i) above;

(5)
Liens incurred (i) to secure any liability for reimbursement, premium or indemnification obligations of insurance brokers or carriers providing property, casualty, liability or other insurance to the Issuer and its Subsidiaries or (ii) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Issuer or any of its Subsidiaries supporting obligations of the type set forth in clause (i) above;

(6)
Liens consisting of (i) any interest or title of a lessor, sub-lessor, licensor or sub-licensor under any lease, license or similar arrangement permitted hereunder, (ii) any landlord lien permitted by the terms of any lease, or assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease, (iii) any restriction or encumbrance to which the interest or title of such lessor, sub-lessor, licensor or sub-licensor may be subject, (iv) any subordination of the interest of the lessee, sub-lessee, licensee or sub licensee under such lease, license or similar arrangement to any restriction or encumbrance referred to in the preceding clause (iii) or (v) ground leases or subleases in respect of real property on which facilities owned or leased by the Issuer and/or any of its Subsidiaries are located;

(7)	leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and which do not secure any Debt;

(8)
Liens consisting of easements, rights-of-way, covenants, licenses, agreements, declarations, restrictions, defects, encroachments, and other similar rights, and any minor defects or irregularities in title, and leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, access agreements and any other similar agreements, whether or not of record, affecting any real property, which do not, in the aggregate, materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Issuer and its Subsidiaries, taken as a whole;

(9)
Liens in connection with any zoning, building or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any or dimensions of real property or the structure thereon, including Liens in connection with any condemnation, taking or similar event proceedings;

(10)
the rights, if any, of any governmental authority or public utility company to construct and/or maintain lines, pipes, wires, cables, poles, conduits and distribution boxes and equipment in, over, under, and/or upon any portion of any real property;

(11)
Liens securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default and (ii) any pledge and/or deposit securing any settlement of litigation;

(12)
banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with securities intermediaries; provided that such deposit accounts or funds and securities accounts and other financial assets are not established or deposited for the purpose of providing collateral for any Debt and are not subject to restriction on access by the Issuer or any of its Subsidiaries in excess of those required by applicable banking regulations;

(13)
Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law or pursuant to terms and conditions generally imposed by such banking institution on its customers encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(14)
Liens arising from precautionary Uniform Commercial Code financing statements or similar  filings relating to (i) operating leases or consignment or bailee arrangements entered into in the ordinary course of business or (ii) any sale of accounts receivable for which a Uniform Commercial Code financing statement or similar filing under applicable law is required;

(15)
Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business or (ii) by operation of law under Article 2 of the Uniform Commercial Code (or similar law under any jurisdiction);

(16)	Liens consisting of the prior rights of consignees and their creditors under consignment arrangements entered into in the ordinary course of business;

(17)	Liens that are contractual rights of set-off or netting arrangements;

(18)
(i) Liens (other than Liens securing any Debt) that are customary in the operation of the business of the Issuer and/or its Subsidiaries or (ii) Liens securing obligations under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Issuer and/or its Subsidiaries;

(19)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods;

(20)
Liens on specific items of inventory or other goods and the proceeds thereof securing obligations of the Issuer or any of its Subsidiaries in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(21)
security given to a public utility or to any municipality or other governmental authority when required by such public utility, municipality or other government authority in connection with the operations of the Issuer and its Subsidiaries in the ordinary course of business;

(22)	Liens in favor of any governmental authority to secure partial, progress, advance or other payments;

(23)	Liens arising out of receipt of customer deposits or advance payments from customers, or deposits required by suppliers, in each case in the ordinary course of business;

(24)	restrictions on transfers of securities imposed by applicable securities laws; and

(25)	Liens on securities that are the subject of repurchase agreements arising out of such repurchase transaction, so long as such Liens do not attach to assets other than such securities.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Property” means any of the Issuer’s and its Subsidiaries’ (i) Intellectual Property and (ii) interests in any kind of other property or asset (including, without limitation, contract rights to royalty and licensing agreements with respect to Intellectual Property, office space or other facility owned or leased as of the Issue Date or acquired or leased by the Issuer or any Subsidiary of the Issuer after such date, capital stock in and other securities of any other Person), except, in each case, such Intellectual Property or interests as the Board of Directors by resolution determines in good faith not to be material to the business of the Issuer and its Subsidiaries, taken as a whole. With respect to any Sale/Leaseback Transaction or series of related Sale/Leaseback Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

“Rating Agencies” means Fitch, Moody’s and S&P or if any of Fitch, Moody’s or S&P shall not make a rating publicly available on the Securities, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (with prior notice to the Trustee) which shall be substituted for Fitch, Moody’s or S&P, as the case may be.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“S&P” means S&P Global Ratings, and any successor to its rating agency business.

“Sale/Leaseback Transaction” has the meaning set forth in Section 4.6(a).

“Securities” has the meaning stated in the preamble of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Stated Maturity”, when used with respect to any Security or any installment of principal means the date specified in such Security as the fixed date on which the principal amount of such Security or such installment of principal is due and payable.

“Subsidiary” of any Person at any time means any corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, more than 50% of Voting Stock at such time.

“Test Period” means, as of any date, the period of four consecutive fiscal quarters then most recently ended for which financial statements have been delivered (or are required to have been delivered) (or, prior to the first such delivery, the period of four consecutive fiscal quarters ended November 30, 2021).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the Issue Date and, to the extent required by law, as amended.

“Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to the Securities of that series.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

SECTION 1.2 Other Definitions.

Term	Defined in Section
“Agent Members”	2.7
“covenant defeasance”	8.3
“defeasance”	8.2
“Discharge”	8.8
“DTC”	2.7
“Event of Default”	6.1
“Expiration Date”	2.14

Term	Defined in Section
“Redemption Date”	3.2
“Registrar”	2.4
“Security Register”	2.4

SECTION 1.3 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.

The following TIA term used in this Indenture has the following meaning:

“indenture securities” means the Securities;

“indenture security holder” means a Holder of a Security;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities means the Issuer and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings assigned to them by such definitions.

SECTION 1.4 Rules of Construction.

          Unless the context otherwise requires:

(i) a term has the meaning assigned to it herein;

(ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and in the plural include the singular;

(v) unless otherwise specified, any reference to a Section or an Article refers to such Section or Article of this Indenture; and

(vi) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES

SECTION 2.1 Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of the Issuer, and set forth, or determined in the manner provided, in an Officers’ Certificate of the Issuer or in an Issuer Order, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(i) the title of the Securities of the series (which shall distinguish the Securities of such series from the Securities of all other series);

(ii) if there is to be a limit, the limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series; provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of such series may be increased before or after the issuance of any Securities of the series by a Board Resolution of the Issuer (or action pursuant to a Board Resolution of the Issuer) to such effect;

(iii) whether any Securities of the series are to be issuable in the form of Global Securities, and, if so, whether beneficial owners of interests in any such Global Security may exchange such interests for Definitive Securities and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.7, and the initial Depositary for any such Global Securities;

(iv) the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method of determination thereof;

(v) the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Securities on any Interest Payment Date;

(vi) the place or places where the principal of, premium, if any, and interest on the Securities of the series shall be payable;

(vii) the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, if any, and the manner in which the Issuer must exercise any such option, if different from those set forth herein;

(viii) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to such obligation;

(ix) if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;

(x) if other than Dollars, the currency or currencies or the form in which payment of the principal of, premium, if any, and interest on the Securities of the series shall be payable;

(xi) if the Securities of the series are Original Issue Discount Securities, the terms applicable thereto, including the rate or rates at which original issue discount will accrue;

(xii) if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.2;

(xiii) any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Securities of the series pursuant to Article VIII or any modifications of or deletions from such conditions or limitations;

(xiv) any deletions or modifications of or additions to the Events of Default set forth in Section 6.1 or the covenants of the Issuer set forth in Article IV or otherwise pertaining to the Securities of the series;

(xv) any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article II;

(xvi) if the Securities of the series are to be convertible into or exchangeable for Capital Stock, other debt securities (including Securities), warrants, other equity securities or any other securities or property of the Issuer or any other Person at the option of the Issuer or the Holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;

(xvii) whether the Securities of the series shall be issued with Guarantees and, if so, the identity of any Guarantor and the terms, if any, of any Guarantee of the payment of principal and interest, if any, with respect to Securities of the series and any corresponding changes to the provisions of this Indenture as then in effect; and

(xviii) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.2) set forth, or determined in the manner provided, in the Officers’ Certificate or Issuer Order referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action, together with such Board Resolution, shall be set forth in an Officers’ Certificate or certified by the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or Issuer Order setting forth the terms of the series.

SECTION 2.2 Forms Generally.

(a) The Securities of each series shall be in fully registered form and in substantially such form or forms (including temporary or permanent Global Securities) established by or pursuant to a Board Resolution of the Issuer, in the Officers’ Certificate or Issuer Order referred to in Section 2.1 or in one or more indentures supplemental hereto. The Securities may have notations, legends or endorsements required by law, securities exchange rules, the Issuer’s certificate of incorporation, bylaws or other similar governing documents, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.1. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series denominated in Dollars shall be issuable in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

If any Security of a series is issuable as a Global Security (in whole or in part), such Global Security may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repayments, purchases and transfers of interests. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Trustee, the Depositary (or its nominee) or the Global Security Custodian, at the direction of the Trustee, pursuant to such instructions and in such manner as shall be specified in such Global Security or in or pursuant to the Issuer Order to be delivered to the Trustee pursuant to the provisions of Section 2.3 hereof.

The Trustee shall have no responsibility or obligation to any Holder, any Agent Member or any other Person with respect to the accuracy of the records of Depositary (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to the Securities. The Trustee may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its members, participants and any beneficial owners in the Securities.

(b) The Trustee’s certificate of authentication for any Security issued pursuant to this Indenture shall be substantially in the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the series designated herein, described in the within mentioned Indenture.

Dated:

U.S. Bank Trust Company, National Association, as Trustee

By:
Authorized Signatory

SECTION 2.3 Execution, Authentication, Delivery and Dating.

An Officer of the Issuer shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

A Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Notwithstanding the foregoing, if any Security has been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer delivers such Security to the Trustee for cancellation as provided in Section 2.12, together with a written statement (which need not comply with Section 10.5 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuer, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication, and the Trustee shall authenticate and deliver such Securities for original issue upon an Issuer Order for the authentication and delivery of such Securities in accordance with such Issuer Order. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and the name or names of the initial Holder or Holders. Such Issuer Order (i) may authorize authentication and delivery of Securities of such series for original issue from time to time, with certain terms (including, without limitation, the Maturity dates or dates, original issuance date or dates and interest rate or rates) that differ from Security to Security and (ii) may authorize authentication and delivery pursuant to electronic instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing. Prior to the issuance of Securities of any series, the Trustee shall have received and (subject to Section 7.2) shall be fully protected in relying on: (1) the Board Resolution, Issuer Order, Officers’ Certificate or  supplemental indenture establishing the form or forms of the Securities of such series or of Securities within such series and the terms of the Securities of such series or of Securities within such series, (2) an Officers’ Certificate complying with Section 10.5 and (3) an Opinion of Counsel complying with Section 10.5 which shall state:

(A) that the form of such Securities has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors of the Issuer in accordance with Sections 2.1 and 2.2 and in conformity with the provisions of this Indenture;

(B) that the terms of such Securities have been established in accordance with Section 2.1 and in conformity with the other provisions of this Indenture; and

(C) that such Securities, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate and Opinion of Counsel at the time of issuance of each such Security, but such Officers’ Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first Security of the series to be issued.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.

Each Security shall be dated the date of its authentication.

SECTION 2.4 Registrar; Paying Agent.

The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Securities may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Securities (the “Security Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents; provided, however, that at all times there shall be only one Security Register. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any Subsidiary may act as Paying Agent or Registrar.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of TIA § 317(b). The agreement shall implement the provisions of this Indenture that relate to such Agent.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Issuer for such purposes.

SECTION 2.5 Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Securities, and shall notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders money held by it as Paying Agent. Upon the occurrence of events specified in Section 6.1(vi), the Trustee shall serve as Paying Agent for the Securities.

SECTION 2.6 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven (7) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of the Securities, including the aggregate principal amount of the Securities held by each Holder thereof, and the Issuer shall otherwise comply with TIA § 312(a), and the Trustee may rely on such list.

SECTION 2.7 Transfer and Exchange.

(a) Global Securities. Each Global Security shall (i) be registered in the name of the Depositary (or its nominee) for such Global Securities, (ii) be delivered to the Depositary (or its nominee) or the Global Security Custodian and (iii) bear a legend as required by Section 2.7(d).

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Global Security Custodian or under such Global Security, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of an owner of a beneficial interest in any Global Security.

Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Global Securities or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Issuer within ninety (90) days of such notice or (y) an Event of Default of which the Trustee has notice (as determined in accordance with Section 7.1(g)) has occurred and is continuing and the Registrar has received a request from the Depositary to issue such Definitive Securities. In addition, the Issuer may notify the Depositary, at any time, that Definitive Securities shall be promptly transferred to all beneficial owners in exchange for their beneficial interests in a Global Security.

(b) In connection with the transfer of the entire Global Security to beneficial owners pursuant to clause (a) of this Section 2.7, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security an equal aggregate principal amount of Definitive Securities of authorized denominations.

(c) The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) Legend. Unless otherwise specified as contemplated by Section 2.1, the legend in substantially the following form shall appear on the face of all Global Securities issued under this Indenture:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.7(e) OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.7(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR DEFINITIVE SECURITIES, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE

DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(e) At such time as all beneficial interests in any Global Security have been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee, the Depositary (or its nominee) or the Global Security Custodian, at the direction of the Trustee, to reflect such reduction.

(f) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Securities and Definitive Securities at the Registrar’s request.

(ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.7 and 9.5 hereto).

(iii) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(iv) The Registrar shall not be required (1) to issue, to register the transfer of or to exchange Securities of any series during a period beginning at the opening of fifteen (15) days before the day of any selection of Securities of such series for redemption under Section 3.3 hereof and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (3) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

(v) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Securities and for all other purposes, and neither the Trustee, any Agent nor the Issuer shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.3 hereof. Except as provided in Section 2.7(b), neither the Trustee nor the Registrar shall authenticate or deliver any Definitive Security in exchange for a Global Security.

(vii) Each Holder, by its acceptance of a Security, agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture or applicable United States federal or state or foreign securities law.

(viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.8 Replacement Securities.

If any mutilated Security is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an

Officer of the Issuer, shall authenticate a replacement Security if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Security.

Every replacement Security is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

SECTION 2.9 Outstanding Securities.

The Securities outstanding at any time of any series are all the Securities of such series authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee or the Depositary in accordance with the provisions hereof, and those described in this Section 2.9 as not outstanding. Except as set forth in Section 2.10 hereof, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.8 hereof, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in the New York Uniform Commercial Code).

If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date, purchase date or date of Maturity, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.10 Treasury Securities.

In determining whether the Holders of the required aggregate principal amount of Securities of any series have concurred in any direction, waiver or consent, Securities owned by the Issuer or any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities shown on the Security Register as being owned by the Issuer or any Affiliate of the Issuer shall be so disregarded. Notwithstanding the foregoing, Securities that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Securities passes to such entity.

SECTION 2.11 Temporary Securities.

Until Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities upon an Issuer Order. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall upon receipt of such Issuer Order authenticate Definitive Securities in exchange for temporary Securities.

Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

SECTION 2.12 Cancellation.

The Issuer at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. All Securities surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to Section 2.8 hereof, the Issuer may not issue new Securities to replace Securities that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary practice, and upon written request of the Issuer, the Trustee shall provide certification of their disposal delivered to the Issuer, unless by a written order, signed by an Officer of the Issuer, the Issuer shall direct that cancelled Securities be returned to it.

SECTION 2.13 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Securities of any series, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of such series on a subsequent special record date, in each case at the rate provided in the Securities of such series. The Issuer shall fix or cause to be fixed each such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly thereafter deliver or cause to be delivered to Holders of the applicable series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14 Acts of Holders; Record Date.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signatory acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

The ownership of Securities shall be proved by the Security Register.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

The Issuer may set any day as a record date for the purpose of determining the Holders of outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided, however, that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite aggregate principal amount of outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Issuer from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite aggregate principal amount of outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 10.2.

The Trustee may set any day as a record date for the purpose of determining the Holders of outstanding Securities of any series entitled to join in the giving or making of (i) any notice of Default, (ii) any declaration of acceleration referred to in Section 6.2, (iii) any request to institute proceedings referred to in Section 6.5(b), (iv) any direction referred to in Section 6.4 or (v) any consent referred to in Section 9.2, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite aggregate principal amount of outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite aggregate principal amount of outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 10.2.

With respect to any record date set pursuant to this Section, the party hereto which sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 10.2, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 2.15 Computation of Interest.

Unless otherwise provided as contemplated in Section 2.1, interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

SECTION 2.16 CUSIP Number.

The Issuer in issuing the Securities may use a “CUSIP” or “ISIN” or other similar number, and if it does so, the Issuer may use the CUSIP or ISIN or other similar number in notices of redemption, exchange or offer to repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN or other similar number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN or other similar number.

SECTION 2.17 Issuance of Additional Securities.

Unless otherwise specified as contemplated by Section 2.1, the Issuer shall be entitled to issue additional Securities of any series under this Indenture that shall have identical terms as other Securities of the applicable series of Securities, other than with respect to the date of issuance, issue price, initial Interest Payment Date and amount of interest payable on the initial Interest Payment Date applicable thereto and any relevant transfer restrictions or registration rights. All Securities of any one series shall be treated as a single class for all purposes under this Indenture.

With respect to any additional Securities, the Issuer shall set forth in a Board Resolution and in an Officers’ Certificate, Issuer Order or one or more supplemental indentures hereto, a copy of each of which shall be delivered to the Trustee, the following information:

(i) the aggregate principal amount of such additional Securities to be authenticated and delivered pursuant to this Indenture;

(ii) the issue price, the date of issuance, the CUSIP number of such additional Securities, the series of Securities under which such additional Securities shall be issued, the first Interest Payment Date and the amount of interest payable on such first Interest Payment Date applicable thereto and the date from which interest shall accrue; and

(iii) any restrictions on transfer of such additional Securities.

In addition, the Issuer shall deliver an Opinion of Counsel to the Trustee as to (i) the conditions precedent to the issuance and authentication of the additional Securities and (ii) due authorization, execution, delivery and enforceability of the additional Securities (subject to customary enforceability exceptions).

ARTICLE III

REDEMPTION

SECTION 3.1 Applicability of Article.

Redemption of Securities of any series at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, or the Officers’ Certificate, Issuer Order or one or more supplemental indentures hereto applicable to such series of Securities shall be made in accordance with their terms and (except as otherwise specified as contemplated by Section 2.1 for Securities of any series) in accordance with this Article III.

SECTION 3.2 Notices to Trustee.

If the Issuer elects to redeem Securities, it shall furnish to the Trustee, at least ten (10) days before a date fixed for redemption (the “Redemption Date”), an Officers’ Certificate setting forth (i) the Redemption Date, (ii) the series and principal amount of Securities to be redeemed and (iii) the Redemption Price. Any such notice may be cancelled at any time prior to the giving of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

SECTION 3.3 Selection of Securities to Be Redeemed.

If less than all of the Securities of any series are to be redeemed at any time, such Securities shall be selected in compliance with the requirements of the principal national securities exchange, if any, on which the Securities of such series are listed or, if the Securities of such series are not so listed, at the election of the Issuer, on a pro rata basis, by lot or by such other method that complies with applicable requirements of the Depositary; provided that no Securities of $2,000 (or such other minimum denomination as may apply to the Securities of such series) or less not an integral multiple of the permitted denomination in excess of any minimum denomination shall be redeemed in part.

SECTION 3.4 Notice of Redemption.

At least ten (10) days but not more than sixty (60) days before a Redemption Date, the Issuer shall give or cause to be given a notice of redemption to each Holder whose Securities are to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price (or methodology for the determination thereof if the Redemption Price cannot be determined until a later date);

(iii) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities of the applicable series in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(iv) the name, telephone number and address of the Paying Agent;

(v) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(vi) that, unless the Issuer defaults in making such redemption payment, interest, if any, on Securities called for redemption ceases to accrue on and after the Redemption Date;

(vii) the provision of the Securities or the Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN number, if any, listed in such notice or printed on the Securities.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee at least three (3) Business Days prior to the date such notice is to be given (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notices as provided in the preceding paragraph. The notice given in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Security shall not affect the validity of the notice to any other Holder.

SECTION 3.5 Effect of Notice of Redemption.

Except as otherwise specified as contemplated by Section 2.1 for Securities of any series, once a notice of redemption is sent in accordance with Section 3.4 hereof, Securities called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price plus accrued and unpaid interest, if any, to, but not including, such date.

SECTION 3.6 Deposit of Redemption Price.

On or before 12:00 p.m. (New York City time) on each Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent (other than the Issuer or an Affiliate of the Issuer) money sufficient to pay the Redemption Price of and, if required in connection with such redemption, accrued and unpaid interest, if any, on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of (including any applicable premium), and accrued interest, if any, on, all Securities to be redeemed.

If the Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the Redemption Price of, and, if required in connection with such redemption, accrued and unpaid interest, if any, on, all Securities to be redeemed, on and after the Redemption Date, interest, if any, shall cease to accrue on the Securities called for redemption. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in such Securities.

SECTION 3.7 Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Issuer shall issue and, upon the written request of an Officer of the Issuer, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Security of the applicable series equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.8 Purchase of Securities.

Unless otherwise specified as contemplated by Section 2.1, the Issuer and any Affiliate of the Issuer may at any time purchase or otherwise acquire Securities or beneficial ownership of Securities in the open market or by private agreement, including by way of derivative transactions. Any such purchase or acquisition shall not operate as or be deemed for any purpose to be redemption of the indebtedness represented by such Securities. Any Securities so purchased or acquired may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 2.12 shall apply to all Securities so delivered.

ARTICLE IV

COVENANTS

SECTION 4.1 Payment of Securities.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds, in accordance with this Indenture, money sufficient to pay all such principal, premium, if any, and interest then due.

SECTION 4.2 Commission Reports.

If the Issuer is subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the Trustee, within fifteen (15) days after it files the same with the Commission, copies of the annual and quarterly reports and the information, documents and other reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.  The Issuer shall be deemed to have complied with the previous sentence to the extent that such information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates), and the Trustee shall have no liability or responsibility for the filing, timeliness or content of any report.

SECTION 4.3 Compliance Certificate.

The Issuer shall deliver to the Trustee, within one-hundred-and-twenty (120) days after the end of each fiscal year commencing with the fiscal year ending after the first Issue Date of Securities pursuant to this Indenture, an Officers’ Certificate stating, as to each Officer signing such certificate, that, to his or her knowledge, there has not been any default in the performance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

The Issuer shall, so long as any of the Securities of any series are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 4.4 Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.5 Restrictions on Liens.

(a) Except as provided in Section 4.5(b), neither the Issuer nor any Subsidiary of the Issuer may create, incur, assume or otherwise have outstanding any Lien, upon any Principal Property belonging to the Issuer or to any Subsidiary of the Issuer, or upon the shares of Capital Stock or Debt of any Subsidiary of the Issuer that owns Principal Property, whether such Principal Property, shares or Debt are owned by the Issuer or the applicable Subsidiary on the Issue Date or acquired in the future, to secure any Debt of the Issuer or any such Subsidiary.

(b) The Issuer or any Subsidiary may create, incur, assume or otherwise have outstanding any Lien if the Securities shall be secured by a Lien equally and ratably with or in priority to the new secured Debt, so long as such new secured Debt shall be so secured. In this event, the Issuer may also provide that any of its other Debt, including Debt guaranteed by the Issuer or by any of its Subsidiaries, shall be secured equally with or in priority to the new secured Debt. In addition, the restrictions in Section 4.5(a) on creating, incurring, assuming or having outstanding any Lien shall not apply to:

(i) Liens on cash and cash equivalents deposited as cash collateral on letters of credit as contemplated by the Credit Agreement;

(ii) Permitted Encumbrances;

(iii) any Lien on any asset of the Issuer or any Subsidiary of the Issuer existing on the Issue Date; provided that (i) such Lien shall not attach to any other asset of the Issuer or any Subsidiary of the Issuer (other than the proceeds or products thereof, replacements, accessions or additions thereto and improvements thereon), and (ii) such Lien shall secure only those obligations that it secures on the Issue Date and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof (other than any increase attributable to accrued and unpaid interest and any fees, expenses and costs, including any prepayment, tender, exchange or repurchase in connection with such extension, renewal or refinancing);

(iv) any Lien existing on any asset prior to the acquisition thereof by the Issuer or any Subsidiary of the Issuer or existing on any asset of any Person that becomes a Subsidiary of the Issuer (or of any Person not previously a Subsidiary of the Issuer that is merged or consolidated with or into the Issuer or a Subsidiary of the Issuer in a transaction permitted hereunder) after the date of this Indenture prior to the time such Person becomes a Subsidiary of the Issuer (or is so merged or consolidated); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of the Issuer (or such merger or consolidation), (ii) such Lien shall not attach to any other asset of the Issuer or any Subsidiary of the Issuer (other than the proceeds or products thereof, replacements, accessions or additions thereto and improvements thereon and any ancillary rights) and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Issuer (or is so merged or consolidated) and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof (other than any increase attributable to accrued and unpaid interest and any fees, expenses and costs, including any prepayment, tender, exchange or repurchase in connection with such extension, renewal or refinancing);

(v) Liens on assets acquired, constructed, repaired or improved by the Issuer or any Subsidiary of the Issuer securing Debt, including Capital Leases, incurred to finance such acquisition, construction, repair or improvement, and any obligations relating thereto not constituting Debt, and any extensions, renewals and refinancings thereof that do not increase the outstanding principal amount thereof (other than any increase attributable to accrued and unpaid interest and any fees, expenses and costs, including any prepayment, tender, exchange or repurchase in connection with such extension, renewal or refinancing); provided that such Liens shall not attach to any asset of the Issuer or any Subsidiary of the Issuer other than the assets financed by such Debt (other than the proceeds or products thereof, replacements, accessions or additions thereto and improvements thereon and any ancillary rights (including related contract rights and payment intangibles and other assets related thereto));

(vi) in the case of (A) any Subsidiary that is not a wholly-owned Subsidiary of the Issuer or (B) the Capital Stock in any Person that is not a Subsidiary of the Issuer, any encumbrance or restriction, including any put and call arrangements, related to Capital Stock in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(vii) Liens on any cash deposits (including as part of any escrow arrangement) made by the Issuer and/or any of its Subsidiaries in connection with any acquisition or other investment, or any disposition, permitted under this Indenture;

(viii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(ix) (a) Liens in favor of the Issuer and (b) Liens on the property of any Subsidiary of the Issuer in favor of any other Subsidiary of the Issuer;

(x) Liens on cash and cash equivalents used to defease, redeem, satisfy or discharge Debt;

(xi) Liens on the proceeds of any Debt incurred in connection with any transaction permitted under this Indenture, which proceeds have been deposited into a dedicated account to secure such Debt pending the application of such proceeds to finance such transaction, and on cash or cash equivalents set aside at the time of the incurrence of such Debt to the extent such cash or cash equivalents prefund the payment of interest or fees on such Debt and are held in such dedicated account pending application for such purpose; and

(xii) other Liens securing Debt; provided that at the time of incurrence of such Debt and after giving pro forma effect thereto and to all related transactions, the aggregate outstanding principal amount of Debt or other obligations secured by Liens permitted by this clause (xii) does not exceed 10.0% of Consolidated Total Assets as of the last day of the then most recently ended Test Period.

(c)  In the event that a Lien meets the criteria of more than one of the clauses of Section 4.5(b), the Issuer, in its sole discretion, shall be permitted to classify such Lien (or portion thereof) at the time of its Incurrence in any manner that complies with this Section 4.5. In addition, any Lien (or portion thereof) originally classified as Incurred pursuant to any of clauses (i) through (xii) of Section 4.5(b) may later be reclassified by the Issuer, in its sole discretion, such that it (or any portion thereof) shall be deemed to be Incurred pursuant to any other of such clauses to the extent that such reclassified Lien (or portion thereof) could be Incurred pursuant to such clause at the time of such reclassification.

SECTION 4.6 Restrictions on Sale/Leaseback Transactions.

(a) Neither the Issuer nor any Subsidiary of the Issuer may engage in a transaction with any Person (other than the Issuer or a Subsidiary of the Issuer) providing for the leasing by the Issuer or any Subsidiary of the Issuer of any Principal Property of the Issuer or a Subsidiary of the Issuer or any property which together with any other property subject to the same transaction or series of related transactions would in the aggregate constitute a Principal Property of the Issuer or a Subsidiary of the Issuer, except for transactions (i) involving a lease which will not exceed three years, including renewals (or which may be terminated by the Issuer or the applicable Subsidiary within a period of not more than three years), (ii) involving a lease of Principal Property executed by the time of, or within 12 months after, the latest of the acquisition, completion of construction, or commencement of operations of such Principal Property, (iii) that were for the sale and leasing back to the Issuer or a Subsidiary of the Issuer any Principal Property and (iv) that were entered into prior to, or within 12 months of, the Issue Date (a “Sale/Leaseback Transaction”), unless the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair market value of such property and unless:

(i) this Indenture would have allowed the Issuer or any Subsidiary of the Issuer to create a Lien on such Principal Property to secure debt in an amount at least equal to the Attributable Debt in respect of such Sale/Leaseback Transaction without securing the Securities pursuant to the terms of Section 4.5; or

(ii) within 360 days, the Issuer or any Subsidiary of the Issuer applies an amount equal to the net proceeds of such sale or transfer to:

(1) the voluntary retirement of any Debt of the Issuer or its Subsidiaries maturing by its terms more than one year from the date of issuance, assumption or guarantee thereof, or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of issuance, assumption or guarantee, which is senior to or ranks equally with the Securities in right of payment and owing to a Person other than the Issuer or any Affiliate of the Issuer; or

(2) the purchase of additional property that will constitute or form a part of Principal Property or other assets used or useful in a Similar Business, and which has a fair market value at least equal to the net proceeds of such sale or transfer.

(b) For purposes of this Section 4.6:

(i) in determining compliance with any U.S. dollar-denominated restriction on the entering into of any Sale/Leaseback Transaction, the U.S. dollar-equivalent principal amount of Attributable Debt denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Attributable Debt in respect of such Sale/Leaseback Transaction was Incurred; and

(ii) the maximum amount of Attributable Debt that the Issuer or any Subsidiary may Incur in respect of any Sale/Leaseback Transaction shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

ARTICLE V

SUCCESSORS

SECTION 5.1 Consolidation, Merger, and Sale of Assets.

The Issuer shall not consolidate with or merge with or into any other Person or convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety, in one transaction or a series of related transactions, directly or indirectly, to any Person, and shall not permit any Person to consolidate with or merge with or into the Issuer, unless:

(a) the Issuer shall be the surviving company in any merger or consolidation, or, if the Issuer consolidates with or merges into another Person or conveys or transfers or leases its properties and assets substantially as an entirety, in one transaction or a series of related transactions, directly or indirectly, to any Person, such successor Person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia; provided that in the case where such successor Person is not a corporation, a co-obligor of the Securities is a corporation;

(b) the successor Person, if other than the Issuer, expressly assumes all of the Issuer’s obligations in respect of this Indenture and the Securities pursuant to a supplemental indenture;

(c) immediately after giving effect to the consolidation, merger, conveyance, transfer or lease, there exists no Default or Event of Default; and

(d) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease, other disposition or such supplemental indenture (if any) complies with the requirements of this Indenture and that the Securities and this Indenture constitute valid and binding obligations of the Issuer or a successor Person, as applicable, subject to customary exceptions;

provided, however, that this Section 5.1 shall not apply to the direct or indirect conveyance, transfer, lease or disposition of all or any portion of the stock, assets or liabilities of any Subsidiary of the Issuer to the Issuer or to any of the Issuer’s other Subsidiaries.

For purposes of this Section 5.1, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more of the Issuer’s Subsidiaries, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

The predecessor Person shall be released from its obligations under this Indenture and the successor Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Person shall not be released from the obligation to pay the principal of and interest on the Securities.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1 Events of Default.

Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing such series of Securities or in the form of Security for such series, each of the following constitutes an “Event of Default” in respect of each series of Securities:

(i) default in the payment in respect of the principal of any of the Securities of such series when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(ii) default in the payment of any interest upon any of the Securities of such series when it becomes due and payable and continuance of such default for a period of thirty (30) days;

(iii) default in the performance, or breach, of any covenant or agreement in this Indenture by the Issuer (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (i) or (ii) above), and continuance of such default or breach for a period of sixty (60) days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities of such series;

(iv) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Securities) by the Issuer or any Significant Subsidiary of the Issuer having, individually or in the aggregate, a principal or similar amount outstanding of at least $50.0 million, whether such Debt exists as of the date of this Indenture or shall thereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $50.0 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(v) the entry against the Issuer or any material Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of sixty (60) consecutive days;  or

(vi) (1) the Issuer or, any Significant Subsidiary of the Issuer (or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Issuer), pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) admits in writing its inability to generally pay its debts as they become due; or

(2) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Issuer or any Significant Subsidiary of the Issuer in an involuntary case;

(B) appoints a Custodian of the Issuer or any Significant Subsidiary of the Issuer or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries; or

(C) orders the liquidation of the Issuer or any Significant Subsidiary of the Issuer,

and the order or decree remains unstayed and in effect for sixty (60) consecutive days.

SECTION 6.2 Acceleration.

If an Event of Default with respect to any series of Securities (other than an Event of Default specified in clause (vi) of Section 6.1 with respect to the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities of such series may declare the principal of all of the outstanding Securities of such series and any accrued interest on the Securities of such series to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by the Holders of such Securities); provided, however, that after such acceleration, but before a judgment or decree based on acceleration has been obtained or entered, the Holders of a majority in aggregate principal amount of the then outstanding Securities of such series may, under certain circumstances, rescind and annul such acceleration and its consequences if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Securities of such series, have been cured or waived as provided in this Indenture.

In the event of a declaration of acceleration of the Securities of a series solely because an Event of Default described in clause (iv) of Section 6.1 has occurred and is continuing, the declaration of acceleration of the Securities of such series shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (iv) of Section 6.1 shall be remedied or cured or waived by the holders of the relevant Debt within twenty (20) Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Securities of such series would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Securities of such series.

If an Event of Default specified in clause (vi) of Section 6.1 occurs with respect to the Issuer, the principal of and any accrued interest on the Securities of each series then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders of the Securities of a series notice of any Default (except Default in payment of principal, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of such Holders.

SECTION 6.3 Other Remedies.

If an Event of Default with respect to any series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest on the Securities of such series or to enforce the performance of any provision of such Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of the applicable series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.4 Control by Majority.

The Holders of a majority in aggregate principal amount of the then outstanding Securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it with respect to such series. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability (it being understood that the Trustee has no affirmative duty to ascertain whether or not such action is unduly prejudicial to such Holders), and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.5 Limitation on Suits.

A Holder of a Security of any series may pursue a remedy with respect to this Indenture or the Securities of such series only if:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Issuer;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and

(e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Securities of such series do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.6 Rights of Holders of Securities to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of any series to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in such Security (including in connection with any redemption, on the Redemption Date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.7 Collection Suit by Trustee.

If an Event of Default specified in Section 6.1(i) or (ii) hereof occurs and is continuing with respect to a series of Securities, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on such Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.8 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer or a Guarantor, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Securities or on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.9 Priorities.

Any money collected by the Trustee pursuant to this Article VI with respect to any series of Securities and any money or other property distributable in respect of the Issuer’s obligations under this Indenture with respect to any series of Securities after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, if any, upon presentation of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: to the Trustee (including any predecessor Trustee), in each of its capacities hereunder, its agents and its attorneys for amounts due under Section 7.7 hereof, including, but not limited to, payment of all reasonable compensation, expense and liabilities incurred by the Trustee and the costs and expenses of collection;

Second: to Holders of Securities of such series for amounts due and unpaid on the Securities of such series for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal, premium, if any, and interest respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.9.

SECTION 6.10 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE VII

TRUSTEE

SECTION 7.1 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default with respect to the Securities of any series:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture or the TIA and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall be under a duty to examine the certificates and opinions specifically required to be furnished to it to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraphs (b) or (e) of this Section 7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.4 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 7.1.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights and powers under this Indenture at the request of any Holders, if the Trustee shall have reasonable grounds to believe that its repayment of such funds or security and indemnity satisfactory to it against such loss, liability or expense is not reasonably assured to it.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds.

(g) The Trustee shall not be charged with knowledge of any Event of Default unless written notice of such Event of Default or any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references the Securities of the series affected by such Event of Default and this Indenture.

SECTION 7.2 Rights of Trustee.

(a) The Trustee, as Trustee and acting in each of its capacities hereunder, may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel.

(c) The Trustee may appoint and act through its attorneys, and co-trustee and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture. Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h) The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each attorney or agent appointed by the Trustee.

(i) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(j) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential damages (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.3 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest as defined in TIA § 310(b), it must eliminate such conflict within ninety (90) days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.4 Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, and it shall not be accountable for the Issuer’s use of the proceeds from the Securities or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities, any statement or recital in any document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication on the Securities.

SECTION 7.5 Notice of Defaults.

If a Default occurs and is continuing with respect to any series of Securities and if it is known to the Trustee (as provided in Section 7.1(g)), the Trustee shall give to Holders of Securities of such series a notice of the Default within ninety (90) days after it occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.6 Reports by Trustee to Holders of the Securities.

Within sixty (60) days after each March 1 beginning with March 1, 2023, and for so long as Securities remain outstanding, the Trustee shall send to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report required by the immediately preceding paragraph at the time of its delivery to the Holders of a series of Securities shall be mailed or delivered to the Issuer and filed with the Commission and each securities exchange on which the Issuer has informed the Trustee in writing the Securities of such series are listed in accordance with TIA § 313(d). The Issuer shall promptly notify the Trustee when the Securities of any series are listed on any stock exchange and of any delisting thereof.

SECTION 7.7 Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the parties will agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include, but not be limited to, the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify the Trustee or predecessor Trustee (which for purposes of this Section 7.7 shall include its officers, directors, employees and agents) against any and all claims, damage, losses, liabilities or expenses (including attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer under this Section 7.7 shall survive the satisfaction and discharge or termination for any reason of this Indenture or the resignation or removal of the Trustee.

To secure the Issuer’s obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Securities. Such lien shall survive the satisfaction and discharge or termination for any reason of this Indenture and the resignation or removal of the Trustee.

In addition, and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(vi) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

SECTION 7.8 Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign at any time with respect to any or all series of Securities and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of a majority in principal amount of the then outstanding Securities of any series issued pursuant to this Indenture and then outstanding, voting as a single class may remove the Trustee with respect to such series by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee upon thirty (30) days’ written notice if:

(i) the Trustee fails to comply with Section 7.10 hereof;

(ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a Custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason with respect to a series of Securities, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of all outstanding Securities of such series of Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall deliver notice of its succession to each Holder.

If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of all outstanding Securities of all series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9 Successor Trustee by Merger, Etc.

If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person that is eligible to serve as such hereunder, the successor Person without any further act shall be the successor Trustee or any Agent, as applicable.

SECTION 7.10 Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its affiliates shall at all times have a combined capital and surplus of at least $50.0 million as set forth in its most recent annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(l), (2) and (5). The Trustee shall be subject to TIA § 310(b) including the provision in § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11 Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12 Trustee’s Application for Instructions from the Issuer.

Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than twenty (20) Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE VIII

DEFEASANCE AND COVENANT DEFEASANCE; DISCHARGE

SECTION 8.1 Option to Effect Defeasance or Covenant Defeasance.

Unless Section 8.2 or 8.3, as the case may be, is specified as not being applicable to a series of Securities as contemplated by Section 2.1, the Issuer may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Securities of a series upon compliance with the conditions set forth below in this Article VIII.

SECTION 8.2 Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from the obligations thereof with respect to all outstanding Securities of a series on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, defeasance means that the Issuer shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all of its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities of such series to receive payments in respect of the principal of, premium, if any, and interest, if any, on the Securities when such payments are due from the trust referred to in Section 8.4(i); (ii) the Issuer’s obligations with respect to such Securities under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8 and 2.11 hereof; (iii) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation thereunder, under Section 7.7, 8.5 and 8.7 hereof and the Issuer’s obligations in connection therewith; (iv) the Issuer’s rights, if any, to redeem the Securities of such series; and (v) the provisions of this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 with respect to any series of Securities notwithstanding the prior exercise of its option under Section 8.3 hereof with respect to such series.

SECTION 8.3 Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, with respect to a series of Securities, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from the obligations thereof under the covenants contained in Sections 4.2, 4.3, 4.5, 4.6 and 5.1 hereof and any other covenants made applicable to such series of Securities that are subject to defeasance pursuant to the terms of the Board Resolution, Officers’ Certificate, Issuer Order or supplemental indenture establishing the terms of such Securities pursuant to Section 2.1 with respect to the outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Securities of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, covenant defeasance means that, with respect to the outstanding Securities of the applicable series, the Issuer or any Subsidiary may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof with respect to such series of Securities, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3 with respect to such series of Securities, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Sections 6.1(iii), (iv), (v) or (vi) (but only with respect to Significant Subsidiaries of the Issuer) hereof and any other Defaults or Events of Default made applicable to such series of Securities that are subject to defeasance pursuant to the terms of the Board Resolution, Officers’ Certificate, or Issuer Order or supplemental indenture establishing the terms of such Securities pursuant to Section 2.1 shall not constitute Events of Default.

SECTION 8.4 Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Securities of a series:

(i) the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Securities of such series: (1) money in an amount, or (2) non-callable Government Obligations or (3) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers, to pay and discharge the entire indebtedness in respect of the principal of and premium, if any, and interest on the Securities of such series on the Stated Maturity thereof or the Redemption Date thereof, as the case may be, in accordance with the terms of this Indenture and such Securities;

(ii) in the case of defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case (1) or (2) to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to the Securities of such series and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(iii) in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of such outstanding Securities will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Securities and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(iv) no Event of Default with respect to the outstanding Securities of such series shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Issuer is a party or by which the Issuer is bound; and

(vi) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (ii) above with respect to a defeasance need not to be delivered if all Securities of such series not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

SECTION 8.5 Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 or 8.8 hereof in respect of the outstanding Securities of any series shall be held in trust, shall not be invested, and shall be applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Obligations deposited pursuant to Section 8.4 or 8.8 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities of any series.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or Government Obligations held by it as provided in Section 8.4 or 8.8 hereof which, in the opinion of a nationally recognized firm of independent public accountants or investment bankers expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(i) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent defeasance, covenant defeasance or discharge with respect to a series of Securities.

SECTION 8.6 Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Security and remaining unclaimed for one year after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 8.7 Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Securities of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2, 8.3 or 8.8 hereof until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.2, 8.3 or 8.8 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8 Discharge.

The Issuer may terminate its obligations under this Indenture with respect to any series of Securities, and, with respect to such series of Securities, this Indenture, except for Sections 7.7, 8.5 and 8.7 hereof, shall cease to be of further effect, when:

(i) either: (1) all Securities of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation or (2) all Securities of such series not theretofore delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable within one year or are to be called for redemption (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Securities of such series, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or Redemption Date;

(ii) the Issuer has paid or caused to be paid all other sums then due and payable under this Indenture with respect to such series of Securities by the Issuer;

(iii) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such series at Stated Maturity or on the Redemption Date, as the case may be; and

(iv) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.1 Without Consent of Holders of the Securities.

Notwithstanding Section 9.2 of this Indenture, without the consent of any Holders of the Securities, the Issuer and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to this Indenture and the Securities of any series for any of the following purposes:

(i) to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants of the Issuer in this Indenture and the Securities, subject to compliance with the covenants described in Section 5.1 of this Indenture;

(ii) to add to the covenants of the Issuer for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer;

(iii) to add additional Events of Default with respect to all or any series of the Securities;

(iv) to provide for uncertificated Securities of a series in addition to or in place of the Definitive Securities of a series;

(v) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee;

(vi) to add a Subsidiary Guarantor or to release a Subsidiary Guarantor as provided in the applicable supplemental indenture;

(vii) to secure the Securities;

(viii) to cure any ambiguity, defect, omission, mistake or inconsistency;

(ix) to make any other provisions with respect to matters or questions arising under this Indenture with respect to any series of Securities, provided that such actions pursuant to this clause (ix) shall not adversely affect the interests of the Holders of the Securities of the applicable series in any material respect, as determined in good faith by the Board of Directors of the Issuer;

(x) to conform the text of this Indenture, any supplemental indenture or the Securities of any series to any provision of the description of Securities in the prospectus or other offering document published in connection with the offering of such series of Securities;

(xi) to establish the form or terms of Securities of any series as permitted by Section 2.1; or

(xii) to effect or maintain the qualification of this Indenture under the TIA.

SECTION 9.2 With Consent of Holders of Securities.

With the consent of the Holders of not less than a majority in aggregate principal amount of all Securities issued pursuant to this Indenture (including consents obtained in connection with a tender offer or exchange offer) and then outstanding, voting as a single class, the Issuer and the Trustee may enter into a supplemental indenture or supplemental indentures to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or any Guarantees or of modifying in any manner the rights of the Holders under this Indenture, including the definitions herein; provided, that (x) if any such supplemental indenture would by its terms disproportionately and adversely affect a series of Securities under this Indenture, as determined in good faith by the Issuer (which determination shall be binding), such supplemental indenture shall also require the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of such series and (y) if any such supplemental indenture would only affect the Securities of certain series of Securities, then only the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of such affected series (and not the consent of at least a majority in principal amount of all Securities issued under this Indenture and then outstanding) shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security affected thereby:

(i) change the Stated Maturity of any Security or any installment of interest on any Security, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the Maturity thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Security may be subject to redemption or reduce the Redemption Price therefor;

(ii) modify or change any provision of this Indenture affecting the ranking of any Securities or any Guarantee in a manner adverse to the Holders of such Securities; or

(iii) modify any of the provisions of this paragraph or the second succeeding paragraph of this Section 9.2, except to increase any such percentage required for such actions or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

In addition, unless permitted by another provision of this Indenture, without the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities of a series (including consents obtained in connection with a tender offer or exchange offer for such Securities), no such supplemental indenture shall release any Guarantor from its Guarantee of the Securities of such series.

The Holders of not less than a majority in aggregate principal amount of all Securities issued pursuant to this Indenture and then outstanding, voting as a single class, may on behalf of the Holders of all the Securities issued pursuant to this Indenture waive any prospective, existing or past Default under this Indenture and its consequences; provided that (i) if any such waiver would by its terms disproportionately and adversely affect a series of Securities under this Indenture as determined in good faith by the Issuer (which determination shall be binding), such waiver shall also require the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of such series and (ii) if any such waiver would only affect the Securities of certain series, then only the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of such affected series (and not the consent of at least a majority in principal amount of all Securities issued under this Indenture and then outstanding) shall be required; and provided, further, that no waiver shall be effective without the consent of the Holder of each outstanding Security affected thereby in the case of a default:

(i) in any payment in respect of the principal of, premium, if any, or interest on any Securities (including any Security which is required to have been purchased pursuant to an offer to purchase which has been made by the Issuer), or

(ii) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. Any such waiver may be obtained in connection with a tender offer or exchange offer for the Securities of a series.

SECTION 9.3 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

SECTION 9.4 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver in accordance with Section 2.14 hereof.

SECTION 9.5 Notation on or Exchange of Securities.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Issuer in exchange for any Security may issue, and the Trustee shall authenticate, a new Security that reflects the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

After any amendment, supplement or waiver becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.6 Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be valid, binding and enforceable upon the Issuer in accordance with its terms (subject to customary enforceability exceptions).

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

SECTION 10.2 Notices.

(a) Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next Business Day delivery, to the others’ address:

If to the Issuer:

FactSet Research Systems Inc.
45 Glover Avenue
Norwalk, Connecticut 06850
Facsimile: 203-810-1610
Attention: General Counsel

If to the Trustee:

U.S. Bank Trust Company, National Association
185 Asylum Street, 27th Floor
Hartford, CT 06103-3452
Facsimile: (860) 241-6897
Attention: Global Corporate Trust and Custody

The Issuer and the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders and the Trustee) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a Person is to be added or deleted from the listing. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(b) Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture or any Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, by first class mail or by overnight air courier promising next Business Day, in each case prepaid, at its address, or if by electronic transmission, at its email address as it appears on the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice; provided that notices given to Holders of Global Securities may be given through the facilities of the Depositary (or its designee) pursuant to the standing instructions from the Depositary (or its designee), including by electronic mail in accordance with accepted practices or procedures at the Depositary (or its designee). In any case where notice to Holders is given, neither the failure to send such notice, nor any defect in any notice so sent, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

If the Issuer mails or delivers a notice or communication to Holders, it shall mail or deliver a copy to the Trustee and each Agent at the same time.

SECTION 10.3 Communication by Holders of Securities with Other Holders of Securities.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 10.4 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(i) an Officers’ Certificate (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii) an Opinion of Counsel (which shall include the statements set forth in Section 10.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 10.5 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 10.6 Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or date of Maturity of any Security shall not be a Business Day at any place of payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of principal, premium, if any, or interest need not be made at such place of payment on such date, but may be made on the next succeeding Business Day at such place of payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the date of Maturity; and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or date of Maturity, as the case may be, if payment is made on the next succeeding Business Day.

SECTION 10.7 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.8 No Personal Liability of Stockholders, Partners, Officers or Directors.

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Issuer or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Securities or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Issuer on the Securities or under this Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

SECTION 10.9 Governing Law; Waiver of Jury Trial.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES. EACH HOLDER OF A SECURITY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.10 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or any Subsidiary or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.11 Successors.

All agreements of the Issuer in this Indenture and the Securities shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

SECTION 10.12 Severability.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.13 Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF transmission shall be deemed to be their original signatures for all purposes.

SECTION 10.14 Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.15 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 10.16 Foreign Account Tax Compliance Act (FATCA)

The Issuer agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

FACTSET RESEARCH SYSTEMS INC.

By:	/s/ Linda S. Huber
Name: Linda S. Huber
Title: Executive Vice President, Chief Financial Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION as Trustee

By:	/s/ Kathy Mitchell
Name: Kathy Mitchell
Title: Vice President

[Signature page to Indenture]